Power of Attorney

	The undersigned hereby constitutes and appoints each of David
J. Aldrich, Allan M. Kline, Daniel N. Yannuzzi and Robert J. Terry, signing individually, the undersigned's true and lawful attorneys-in-fact and agents to:

	(1) execute for and on behalf of the undersigned, an officer, or holder of 10% of more of a registered class of securities of Skyworks Solutions, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder.
	(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Forms 3, 4 or 5; complete and execute any amendment or amendments thereto; and timely file such forms or amendments with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and
	(3) take any other action of any nature whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, orlegally required by, the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-facts may approve in such attorney-in-facts's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and performs any and every act and things whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally presents, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to e done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledes that the foregoing attorneys-in-fact, in serving such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, upon such attorneys-in-fact's employment with this Company being termindated.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 03 day of May, 2004.


						MARK TREMALLO
						Signature

						Mark V. Tremallo
						Printed Name